================================================================================

                       U.S. DIGITAL COMMUNICATIONS, INC.

                             EMPLOYMENT AGREEMENT

                                     with

                               ROBERT J. WUSSLER

================================================================================

                             EMPLOYMENT AGREEMENT
                         -----------------------------

1.   Employment...............................................................1

2.   Best Efforts of Employee.................................................1

3.   Term of Employment.......................................................2

4.   Fringe Benefits..........................................................2
     4.1      Vacation........................................................2
     4.2      Benefits Provided to Other Employees............................2
     4.3      Reimbursement of Expenses.......................................2
     4.4      Non-Deductibility...............................................3

5.   Deductions From Compensation.............................................3

6.   Compensation of Employee.................................................3
     6.1      Basic Compensation..............................................3
     6.2      Bonus...........................................................3

7.   Option Rights; Loan to Purchase Options..................................3
     7.1      Stock Option for First Five Years...............................4
     7.2      Stock Option for Increase in Market Cap.........................4

8.   Termination of Agreement.................................................4
     8.1      Termination Without Cause.......................................4
     8.2      Termination of Agreement for Cause..............................5
              Termination of Agreement By Employer upon Change of Control.....5

9.   Other Employment.........................................................6

10.  Relationship Between The Parties.........................................6

11.  Ownership of Documents...................................................6

12.  Representations..........................................................7
     12.1     Representations of Employer.....................................7
     12.2     Representations of Employee.....................................7

13.  No Waiver................................................................8

14.  Severability; Reformation................................................8

15.  Governing Law............................................................8

16.  Headings.................................................................8

17.  Successors and Assigns...................................................8

18.  Notice...................................................................8

19.  Modification of Contract; Construction...................................8

20.  Review by Counsel........................................................9

                              EMPLOYMENT AGREEMENT

                        --------------------------------


         THIS EMPLOYMENT AGREEMENT, is made and entered into this 28 day of Decenber, 1998, by and between U.S. DIGITAL COMMUNICATIONS, INC., a
State of Nevada corporation ("Employer") and ROBERT J. WUSSLER
("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employee is desirous of continuing to be employed by Employer, and Employer is desirous of continuing to engage the services of Employee, on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual promises of the parties each to the other made and hereinafter contained and for other good and valuable consideration acknowledged by each party to have been received from the other, Employer and Employee agree as follows:

        1. Employment. Employer employs Employee in the position of President
           ----------
and Chief Executive Officer, and Employee accepts and agrees to such employment, subject to the general supervision of Employer and pursuant to the orders, rules, regulations, policies, practices and direction of Employer in existence and promulgated from time to time. Employee shall perform such duties as (i) are set forth in the By-Laws of the Employer, (ii) customarily assigned to, and performed by, one holding such a position with Employer, and (iii) may be defined and/or expanded from time to time by the Board of Directors of Employer.

        2. Best Efforts of Employee. Employee agrees that he will, at all times,
           ------------------------
faithfully, industriously, and to the best of his efforts, ability, experience and talent, perform all of the duties and functions that may be reasonably required of and from him pursuant to the express and implicit terms hereof, to the satisfaction of Employer. Employee agrees to comply with all practices, policies, standards, rules and regulations of Employer which, from time to time, may be established by Employer.

        3. Term of Employment. Subject to the provisions of Section 8., below,
           ------------------
this Agreement shall commence as of June 1, 1998, and continue for an initial period of five (5) years until May 31, 2003.

        4. Fringe Benefits. In addition to the compensation provided for in
           ---------------
Section 6., above, Employer agrees to:

           4.1 Vacation. Provide Employee with a paid vacation period, the term
               --------
of which will be determined by Employer, but shall be at least Four (4) weeks during each year of employment. Vacation schedules, leave or "days off" shall be subject to prior approval of Employer. The approval of Employer shall not be unreasonably withheld.

           4.2 Benefits Provided to Other Employees. Provide all fringe
               ------------------------------------
benefits (such as participation in Employer's Qualified Pension and Profit Sharing Plans, and health/medical insurance coverage for Employee and his family) which Employer may, in its discretion, from time to time, extend to its employees. It is understood that with respect to such fringe benefits, Employer reserves the right to install, modify, amend and/or terminate the same in its discretion at any time, and from time to time, without affecting the respective rights, duties and obligations of Employer and Employee hereunder.

           4.3 Reimbursement of Expenses. Employer shall reimburse Employee for
               -------------------------
his reasonable business expenses (including expenditures for travel, meals, hotel accommodations, and the like), if any, incurred in the course of his employment hereunder

           4.4 Non-Deductibility. If any payment, employee fringe benefit or
               -----------------
other expense incurred by Employer for the benefit of Employee is disallowed in whole or in part as a deductible expense of Employer for Federal income tax purposes, Employee shall treat such payment as compensation includable in the income of Employee and deductible by Employer.

        5. Deductions From Compensation. Employer shall have the right to deduct
           ----------------------------
from the salary payable to Employee under the provisions of this Agreement Social Security taxes, if applicable, all Federal, State and local income taxes and charges as may now be in effect or which may hereinafter be enacted.

        6. Compensation of Employee. As compensation to Employee in connection
           ------------------------
with this Agreement, Employer agrees to pay, and Employee agrees to accept the following:

           6.1 Basic Compensation. During the term of this Agreement, Employer
               ------------------
shall pay to Employee as basic per annum compensation for the period June 1, 1998 through May 31, 1999 the sum of $325,000.00 ("Basic Compensation"). Employee's Basic Compensation shall increase each June 1, beginning June 1, 1999, by seven (7%) percent. The Basic Compensation shall be paid to Employee in accordance with the standard payroll practices of Employer relating to time and manner of payment.

           6.2 Bonus. In addition to Employee's Basic Compensation, Employer
               -----
shall pay to Employee, within a reasonable period of time after the close of each calendar year of Employer, a discretionary bonus in an amount not to exceed One Hundred (100%) percent of the Employee's Basic Compensation. The Bonus shall commence on January, 1999.

        7. Option Rights; Loan to Purchase Options. Upon the execution of this
           ---------------------------------------
Agreement, Employer shall loan Employee the sum of approximately One Hundred Fifty Thousand Dollars

($150,000.00), pursuant to the terms of the Promissory Note attached hereto as Exhibit "A". The Employee shall use the proceeds of the loan to simultaneously purchase 340,000 shares of the common stock of the Employer pursuant to certain options he presently owns. The Promissory Note shall be non-recourse and shall be secured by the shares of Stock purchased.

           7.1 Stock Option for First Five Years. Employee shall be granted for
               ---------------------------------
each year of employment, the option to purchase 200,000 shares of the common stock of Employer, or any portion thereof, for a purchase price of Two Dollars ($2.00) per share. Employee must notify Employer of his intent to exercise said option, or any portion thereof, on or before the date of the termination of his employment. Employee shall have seven (7) years from the date of his exercise to close on the purchase of the shares of the common stock of Employer represented by the options.

           7.2 Stock Option for Increase in Market Cap. Employee shall be
               ---------------------------------------
granted the option to purchase up to 100,000 shares of the common stock of Employer, for a purchase price of Two Dollars ($2.00) per share, for each Fifty Million Dollars ($50,000,000.00) of increase in the market cap of the Employer above a market cap of Two Hundred Fifty Million Dollars ($250,000,000.00) during the term of employment. Employee must notify Employer of his intent to exercise said options on or before the date of the termination of his employment. Employee shall have seven (7) years from the date of his exercise to close on the purchase of the shares of the common stock of Employer represented by the options.

     8. Termination of Agreement.
        ------------------------

        8.1 Termination Without Cause. This Agreement can be terminated
            -------------------------
without cause upon the following terms and conditions:

               A. Termination by mutual written consent of both Employer and Employee to be effective as of the date stated in the written consent of both Employer and Employee.

               B. Termination by Employee upon ninety (90) days written notice delivered to Employer.

           8.2 Termination of Agreement for Cause. This Agreement and the
               ----------------------------------
employment of Employee may be terminated immediately and without any advance or written notice by Employer if any of the following events should occur, and in which case Employee's compensation shall be measured to the date of such termination without severance pay:

               8.2.1 Criminal Offense. If Employee shall be convicted of, or
                     ----------------
pleads guilty to a criminal offense constituting a felony.

               8.2.2 Dishonesty. If Employee shall be proven to have been
                     ----------
materially dishonest with respect to his duties and obligations to the business and affairs of Employer.

               8.2.3 Insanity; Incompetency; Death.  If Employee shall be
                     -----------------------------
adjudicated insane or determined to be legally incompetent, or dies.

           8.3 Termination of Agreement By Employer upon Change of Control.
               -----------------------------------------------------------
Employer shall have the right to terminate this Agreement upon ninety (90) days written notice delivered to Employee, in the event the voting stock ownership of Employer changes by more than fifty One (51%) percent from the present voting stock ownership of Employer. Any determination as to a change in the common voting stock ownership of the Employer shall be based upon the records of the Employer's stock transfer agent, Corporate Stock Transfer, Inc. or its successor(s). In the event the Employer terminates Employee pursuant to the provisions of this Section 8.3,

Employer shall pay Employee all compensation (including all options) that would otherwise have been payable to Employee pursuant to the terms of this Agreement through May 1, 2003.

        9.  Other Employment. Employee agrees that he shall devote his full
            ----------------
working time and attention to his employment by Employer and shall not engage in any other gainful employment during the initial term of this Agreement and all extensions thereof, unless the written consent of Employer is first obtained. Employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services and advice performed or given by Employee. The above restriction, however, shall not be construed as preventing Employee from expending reasonable amounts of time for charitable and professional activities or from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.

        10. Relationship Between The Parties. The parties recognize that the
            --------------------------------
relationship between Employer and Employee shall be that of employer and employee. Employee shall be considered and treated as having an employee status and being entitled to participate in any plans, arrangements or distributions of and by Employer pertaining to or in connection with any pension, bonus, profit sharing or similar employee fringe benefits for the regular employees of Employer.

        11. Ownership of Documents. All documents and/or other work product
            ----------------------
produced by Employee in the performance of Employee's services hereunder are and shall remain the sole property of Employer and Employee shall have no independent rights therein. Employee agrees that at no time during Employee's employment shall Employee remove from the premises of Employer any documents, files or records of Employer (including computerized versions), whether or not produced by Employee, without Employer's prior consent. Further, upon termination of Employee's employment and/or this Agreement, Employee agrees to immediately return any documents in the possession of the Employee to Employer and shall maintain no copies for the Employee's own use.

        12. Representations.
            ---------------

            12.1 Representations of Employer. Employer hereby represents and
                 ---------------------------
covenants to Employee that:

                 A. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly adopted and approved by the Board of Directors of Employer.

                 B. Employer has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.


                 C. This Agreement has been duly and validly executed and delivered by, and is the valid and binding obligation of, Employer, enforceable against Employer in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, or similar laws now or hereafter in effect affecting creditors' rights generally; and specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            12.2 Representations of Employee. Employee hereby represents and
                 ---------------------------
covenants to Employer that this Agreement has been duly and validly executed and delivered by, and is the valid and binding obligation of Employee enforceable against Employee in accordance with its terms.

        13. No Waiver. The failure of Employer, or its successors and assigns,
            ---------
to insist upon strict compliance as to any of the provisions of this Agreement shall not be deemed a waiver or relinquishment of any similar right or power pursuant to this Agreement at any subsequent time.

        14. Severability; Reformation. If any of the provisions of this
            -------------------------
Agreement or a part hereof, is hereafter construed by any Court of competent jurisdiction to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, all of such remainder to be given full effect, without regard to the invalid or unenforceable portions.

        15. Governing Law. All questions concerning the construction, validity
            -------------
and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the internal laws, and not the law of conflicts, of the State of Maryland.

        16. Headings. The headings set forth herein are for convenience only and
            --------
shall not be used in interpreting the text of the sections in which they appear.

        17. Successors and Assigns. This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the successors and assigns of the parties hereto.

        18. Notice. Any notice required or permitted to be given under this
            ------
Agreement shall be sufficient if in writing and if sent by registered or certified mail in the care of Employee to his residence and in the case of Employer to the principal office of Employer.

        19. Modification of Contract; Construction. This instrument contains the
            --------------------------------------
entire agreement of the parties concerning employment. No modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties hereto. The parties further agree that the provisions of this Section may not be waived except as herein set forth. This Agreement shall not be assignable by Employee and shall not preclude the employment of other employees by Employer upon different terms and conditions.

        20. Review by Counsel. Employee acknowledges that he has been given an
            -----------------
opportunity to have this Agreement reviewed by counsel of his choice and that Employer has urged Employee to avail himself of such review. Employee further acknowledges that this Agreement has either been so reviewed or that Employee has determined to waive such review notwithstanding the advice of Employer to have this Agreement reviewed on Employee's behalf.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first hereinabove set forth.

                                   U.S. DIGITAL COMMUNICATIONS, INC.


                                   By:  /s/ Lawrence Siegel
                                        ---------------------------------------
                                        Lawrence Siegel, Director


                                   By:  /s/ Henrikas Iouchkiavitchious
                                        ---------------------------------------
                                        Henrikas Iouchkiavitchious, Director


                                   By:  /s/ Thomas Glenndahl
                                        ---------------------------------------
                                        Thomas Glenndahl, Director


                                   By:  /s/ A. Frans Heideman
                                        ---------------------------------------
                                        A. Frans Heideman, Director



                                  /s/ Robert J. Wussler
                                  ----------------------------------------------
                                  ROBERT J. WUSSLER

                         NON-RECOURSE PROMISSORY NOTE

                     -------------------------------------


$150,000,000                                                              [Date]
------------                                                  Bethesda, Maryland
                                                              ------------------

       FOR GOOD AND VALUABLE CONSIDERATION ACKNOWLEDGED TO HAVE BEEN RECEIVED, the undersigned, ROBERT J. WUSSLER, (the "Maker"), promises to pay to the order of U.S. DIGITAL COMMUNICATIONS, INC. (the "Payee"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) with interest upon the unpaid balance from the date of this Promissory Note until paid, at a rate equal to seven (7%) percent per annum.

       The entire unpaid balance including any accrued and unpaid interest thereon shall be due and payable in full on the fifth anniversary of the execution of Promissory Note.

       1.     Payments. All payments due hereunder shall be made Payee at his
              --------
principal place of business, unless the undersigned Maker shall be advised, in writing, to make such payments to another Noteholder and/or to a different address.

       All payments of principal and/or interest shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Any payment by other than immediately available funds which Payee or other Noteholder, at its sole option, elects to accept shall be subject to collection and interest shall continue to accrue until the funds are available to Payee or other Noteholder.

       2.     Prepayment. Maker reserves and is granted the right to prepay all
              ----------
or any part of Maker's obligations due and owing hereunder, at any time and form time to time, without penalty. Any such prepayments shall not relieve Maker's obligation to continue the payments otherwise prescribed to be hereunder, until such time as the entire principal balance and all accrued and unpaid interest thereon has been paid in full.

       3.     Default. Default is defined as the non-payment when due of any
              -------
obligation or non-performance of any duty hereunder, provided that the Payee or other Noteholder shall provide written notice specifying the default and giving Maker not less than five (5) days in which to cure the default.

       4.     Remedies. In the event of a default as defined hereunder, the
              --------
principal sum and all accrued and unpaid interest may, at the option of the Payee or other Noteholder become automatically accelerated and due and payable, in full, without further notice to Maker, and Maker shall be liable for all expenses incurred by the Payee or other Noteholder in the enforcement or the collection of this Promissory Note, including, but not limited to, reasonable attorney's fees and court costs, whether or not suit is instituted.

       5.     Waiver of Rights. The Maker hereby waives, to the maximum extent
              ----------------
not prohibited by law, (i) presentment, demand, protest and notice of protest and/or dishonor, notice of default, except as set forth above, (ii) all other notices now or hereafter otherwise provided by law, (iii) the benefits of the homestead exemption (if applicable),
(iv) any right of offset, and (v) the benefit of any law or rule of law intended for Maker's advantage or protection as a maker under this Note, or providing for Maker's release or discharge from liability, in whole or in part (including statutes of limitations), on account of any facts or circumstances other than full and complete payment of all amounts due hereunder. The Maker hereby waives the right to a trial by jury in any action or proceeding arising out of or in any way pertaining to this Promissory Note.

     6.    Commercial Purpose.  The Maker represents and warrants that the
           ------------------
indebtedness evidenced by this Promissory Note was incurred for the purpose of carrying on or acquiring a business or commercial enterprise in accordance with
Section 12-103(e) of the Commercial Law Article of the Annotated Code of
                         ----------------------
Maryland and constitutes an exempt transaction under the Truth-in-Lending act, 15 U.S.C. 1601 et seq.
               ------

     7.    Severability.  If any provision of this Promissory Note shall be
           ------------
judged invalid or not enforceable by any court, then such partial invalidity or unenforceability shall not cause the remainder of this Promissory Note to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, the Maker agrees that said provision shall remain in effect in all valid or enforceable applications that are severable from the invalid or unenforceable application or applications.

     8.    Forbearance; Waiver; Modification.  In the event that the Payee or
           ---------------------------------
other Noteholder forebears in exercising any rights in connection herewith, such forbearance shall not constitute a waiver of the right to exercise such rights in the event of any subsequent default. No amendment to or modification of this Promissory Note shall be binding upon the Payee unless in writing and signed by Payee.

     9.    Remedies Cumulative and Concurrent.  Each right, power and remedy of
           ----------------------------------
the Payee, or other Noteholder, as provided for in this Promissory Note or any other document between the Maker and the Payee, or now or hereinafter existing under any applicable law, or otherwise shall be cumulative and concurrent, shall be in addition to every other right, power and remedy provided for in this Promissory Note or any other such document or now or hereinafter existing under any applicable law, and the exercise of any one or more of such rights, powers or remedies shall not preclude a simultaneous or later exercise by the Payee or other Noteholder or any or all such rights, powers or remedies.

     10.   Security.  This Promissory Note is secured by the Maker's interest in
           --------
__________ shares of the common stock of U.S. Digital Communications, Inc. which are being acquired with the proceeds of this loan.

     11.   Limitation of Liability; Non-Recourse.  Maker shall be liable on this
           -------------------------------------
Promissory Note and for all amounts covenanted to be paid by Maker under the terms hereof (collectively the "Indebtedness") to the full extent (but only to the extent) of the security for the payment of this

Promissory Note, being all those properties, rights and interests described in
Section 10, above. If default occurs in the payment of all or any part of the Indebtedness, any judicial proceedings brought by the Payee against Maker shall be limited to the preservation, enforcement, and foreclosure of the liens, rights and security interests provided for herein or at any time hereafter securing the Indebtedness. No attachment, levy, execution or other writ of process shall be sought or issued upon any property of Maker, other than the properties and interests described in Section 10. If there is a foreclosure of the liens, rights and security interests securing the payment of this Promissory Note, by power of sale or otherwise, no judgment for any deficiency upon the Indebtedness shall be sought or obtained by Payee against Maker.

        12. Governing Law.  This Promissory Note shall be governed by and
            -------------
interpreted in accordance with the laws of the State of Maryland.

        IN WITNESS WHEREOF, the Maker's signature and seal has been affixed on the date first hereinabove written.



                                        /s/ Robert J. Wussler             (Seal)
                                        ----------------------------------------
                                        ROBERT J. WUSSLER